UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2005
Veridien Corporation
(Exact Name of Registrant as Specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-25555 (Commission File Number)	59-3020382 (IRS Employer Identification No.)

2875 MCI Drive, Suite B, Pinellas Park, Florida (Address of principal executive offices)	33782-6105 (Zip Code)
(727) 576-1600
(Registrant’s telephone number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In connection with questions raised by the Securities and Exchange Commission in a comment letter of May 2005, the Company has discovered errors in the accounting for marketable securities in the Company’s Audited December 31, 2004 financial statements. Accordingly, the financial statements for that period should no longer be relied upon. As the balance sheet numbers from these statements appear as comparatives in our 10QSB filed for the period ended March 31, 2005 and in our 10QSB filed for the period ended June 30, 2005, the Balance Sheets of those financial statements should no longer be relied upon.
The errors in our December 31, 2004 statements resulted from recording of the valuation, at the insistence of our previous auditors, of securities we owned at a discounted price when the shares should have been reported as non-impaired marketable securities. The Company accepted restricted common shares of HQNT as payment of services provided. The Company recorded the income for the services at a discount due to the fact the share were restricted. We have since been advised that although the shares were restricted, with no other conditions relating to their sale present, they should have been recorded at market value without a discount. The accounting impact of the correction was (i) an increase in our sales, as the original value of the securities received as payment of license services was discounted when it should not have been; and (ii) changes in our realized and unrealized gains and losses as a result of the initial valuation and valuation of the securities throughout our ownership of them.
These corrections have been made in the financial statements being filed herein and resulted in a decrease in the Company’s reported loss for 2004 by $ 121,065.
The specifics of the restatement are detailed in Note P to the financial statements which reads as follows:
NOTE P — RESTATEMENT OF 2004
In early 2004, H-Quotient, Inc. (HQNT) issued 400,000 of its common shares to Veridien as payment for products developed and licensing fees valued at the fair market value of the HQNT shares of $652,000. In 2004, Veridien recorded the stock in error at a discounted value of $456,000 and should have reported it using a non-impaired marketable securities value of $652,000; a difference of $196,000. This recording error resulted in errors in the subsequent calculation of realized and unrealized gains and losses for 2004. The corrected Realized (Loss) on investment of ($9,694) replaces the previously reported Realized Gain of $216,173. The corrected Unrealized Gain of $98,523 replaces the previously reported Unrealized (Loss) of ($52,409). The summation of the corrections is a reduction in the previously reported loss of ($757,793) by $121,065 to ($636,728). Also see Note D — Marketable Securities for more explanation on 2004 end of the year value.

	As Originally
	Reported	Corrections	As Restated
As of December 31, 2004

Assets
Cash	$126,027	$—	$126,027
Accounts receivable	180,678	—	180,678
Inventory	331,702	—	331,702
Marketable securities	167,225	229,858	397,083
Other current assets	67,587	8,500	76,087
Property and equipment, net	27,648	—	27,648
Long-term portion of marketable securities	108,793	(108,793)	—
Other assets, net	297,305	—	297,305

Total Assets	$1,306,965	$129,565	$1,436,530

Liabilities
Accounts payable	$275,505	$—	$275,505
Notes payable	289,347	—	289,347
Convertible debentures	3,955,973	—	3,955,973
Accrued liabilities	1,027,641	—	1,027,641
Customer deposits	160,855	(160,855)	—

Total Liabilities	5,709,321	(160,855)	5,548,466

Stockholders’ Deficit
Par and paid in capital	31,499,633	169,355	31,668,988
Accumulated deficit at December 31, 2003	(35,144,196)	—	(35,144,196)
Net loss for 2004	(757,793)	121,065	(636,728)
Total stockholders’ deficit	(4,402,356)	290,420	(4,111,936)

	$1,306,965	$129,565	$1,436,530

Changes made:
Marketable securities pricing errors		$121,065
Net decrease in reported loss		$121,065
The Company’s management has discussed the matters disclosed in this Item 4.02 with the Company’s previous independent registered public accounting firm, Carter, Cartier, Melby & Guarino, C.P.A.’s P.A. and with the Company’s current independent registered public accounting firm, Malone & Bailey, PC.
The Company intends to file amended Forms 10-QSB (March 31, 2005 & June 30, 2005) and 10-KSB (December 31, 2004) to include restated financial statements as soon as practicable.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibit 99.1 Restated December 31, 2004 Audited Financial Statements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VERIDIEN CORPORATION

Dated: September 30, 2005	By:	/s/ Sheldon C. Fenton

Sheldon C. Fenton
President & Chief Executive Officer

	By:	/s/ Russell Van Zandt

Russell Van Zandt
Chief Financial Officer

4